UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2009

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2009, the Board of Directors (the “Board”) of Hovnanian Enterprises, Inc. (the “Company”) approved amendments to, and restated, the Company’s Restated Bylaws, which changes were effective immediately upon approval. The Restated Bylaws were amended to permit (1) the Board to determine that annual or special meetings of the Company’s stockholders will be held solely by means of remote communication and (2) stockholders and proxyholders not physically present at a meeting of stockholders to participate and vote in the meeting by means of remote communication, subject to authorization by the Board and any guidelines and procedures the Board may adopt. In addition, the Restated Bylaws were amended to add an advance notice provision that applies to stockholders seeking to propose business or nominate directors at a stockholders’ meeting and the indemnification provisions were amended to provide that the Company shall not, in connection with the settlement or resolution of any claim alleged against it in any action, suit or proceeding, seek or consent to entry of an order that releases, bars or otherwise affects the rights of indemnification and advancement of expenses provided in the Restated Bylaws.

The Board also made certain technical and conforming amendments to the Restated By-laws.

The foregoing summary of the amendments is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached hereto as Exhibit 3(ii) and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3(ii)	Restated Bylaws of Hovnanian Enterprises, Inc., effective as of December 15, 2009 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)
By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President, General Counsel and Secretary

Date: December 21, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 3(ii)	Restated Bylaws of Hovnanian Enterprises, Inc., effective as of December 15, 2009 (filed herewith).